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                                                                    Exhibit 10.7


                               SECOND AMENDMENT
                                    TO THE
                               ON SEMICONDUCTOR
                             AMENDED AND RESTATED
                     EXECUTIVE DEFERRED COMPENSATION PLAN


      Effective December 13, 1999, ON Semiconductor (the "Company") adopted the ON Semiconductor Executive Deferred Compensation Plan. The Plan was amended and restated as the ON Semiconductor Amended and Restated Executive Deferred Compensation Plan ("Plan") effective March 31, 2000, and subsequently amended on one occasion. By this instrument, the Company desires to amend the Plan to permit participants to change their deferral election once during each year with the change to be effective for the following calendar quarter.

            1. This Amendment shall amend only those provisions specified herein and those provisions amended hereby shall remain in full force and effect.

            2. The second sentence of Section 3.3 is hereby deleted and replaced with the following sentence, to read as follows:

            If the Employee does not timely notify the Plan Administrator of his intent to participate in the Plan, the Employee's participation may commence on the first payroll period following or coinciding with the first day of the next calendar quarter by notifying the Plan Administrator prior to the first day of such calendar quarter and provided further that the Plan Administrator determines that the employee remains eligible to participate in the Plan under Section 3.1.

            3. Section 4.2 of the Plan is amended and restated in its entirety, to read as follows:

                  4.2 DESIGNATION AND CHANGE OF DESIGNATION OF PARTICIPANT
            CONTRIBUTION. All designations or changes of designation of the amount of Participant Deferral Contributions will be made on forms supplied by, or acceptable to, the Plan Administrator, signed by the Participant and delivered to the Plan Administrator. A change in the designation is

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            effective as of the beginning of the first payroll period following the first day of the next calendar quarter after the notice is received by the Plan Administrator; provided that a Participant may change his rate of contributions only once during each Plan Year, including a change to reduce his rate of contributions to zero. A payroll deduction form is effective for all future Plan Years until it is succeeded by another valid payroll deduction designation form or until the Participant's right to make Participant Deferrals is otherwise suspended or terminated.

      4.    This Amendment shall be effective January 1, 2002.


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